UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): June 6, 2006

CRAY INC.
(Exact name of registrant as specified in its charter)

Washington	0-26820	93-0962605
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)
411 First Avenue South, Suite 600
Seattle, WA 98104-2860
(Address of principal executive offices)
Registrant’s telephone number, including area code:      (206) 701-2000
Registrant’s facsimile number, including area code:       (206) 701-2500
None
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 3.03 Material Modification to Rights of Security Holders
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
Item 7.01 Regulation FD Disclosure
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT 3.1
EXHIBIT 3.2
EXHIBIT 3.3
EXHIBIT 3.4
EXHIBIT 10.1
EXHIBIT 99.1

Item 1.01 Entry into a Material Definitive Agreement
On February 21, 2006, we filed a Form 8-K to report changes in the compensation for our non-employee Directors, including the grant of restricted stock, and we filed a summary sheet setting forth our non-employee director compensation arrangements as an exhibit to that report. On June 6, 2006, our shareholders elected all nominees as directors, each for a one-year term, and approved our 2006 Long-Term Equity Compensation Plan. A description of the material terms of the 2006 Plan was previously reported in our definitive proxy statement for our 2006 Annual Meeting of Shareholders filed with the SEC on April 28, 2006, and that description is hereby incorporated by reference in this report. Accordingly, on June 7, 2006, the following non-employee directors received grants under the 2006 Plan of the indicated number of restricted shares of our common stock, on a pre-split basis, pursuant to the non-employee director compensation arrangements and the form of director restricted stock agreement filed as Exhibit 10.1 to this Form 8-K: John B. Jones, Jr. – 22,010 shares; Kenneth W. Kennedy, Jr., — 20,923 shares; Stephen C. Kiely — 24,728 shares; Frank L. Lederman — 23,913 shares; Sally G. Narodick – 28,804 shares; Daniel C. Regis — 35,597 shares; and Stephen C. Richards — 28,804 shares. One-half of the shares are restricted against sale or transfer for a period of one year from the date of grant; the balance are so restricted for two years from the date of grant. If a non-employee Director resigns or retires from the Board without the prior express approval of the Corporate Governance Committee or is asked to leave the Board for Cause, as defined in the agreement, or is not nominated by the Board to continue as a director other than following a Change in Control, as defined in the agreement, then any non-vested shares of that Director shall be forfeited and cancelled.
Item 3.03 Material Modification to Rights of Security Holders
(a)	On June 6, 2006, our shareholders approved an amendment to our Articles of Incorporation to effect a one-for-four reverse stock split of all outstanding and authorized shares of our common stock, which became effective on June 8, 2006. See Item 5.03 below.
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
(d)	On June 7, 2006, our Board of Directors elected William C. Blake as a member of the Board. The Board will consider membership on its standing committees at a later date.

Blake, 56, is a 25-year veteran of the High Performance Computing industry. He currently serves as the Senior Vice President, Product Development of Netezza Corporation, which develops, markets and sells data warehouse appliances. Prior to joining Netezza in 2002, he was with Compaq Computer Corporation for nine years, managing both Compaq’s worldwide High Performance Technical Computing business and its software development group from 1996 to 2002, which included being responsible for compiler development for the Alpha processor; from 1993 to 1996 he was Compaq’s director of software products development and long-range operating system strategy. Blake previously held various key engineering management positions with Digital Equipment Corporation from 1981 to 1993.

Blake is a member of the Board of Directors of Etnus, Inc., a provider of debugging and analysis solutions for complex computer codes, and is a member of the Institute of Electrical and Electronics Engineers and the Association for Computing Machinery. He received his B.S. degree in Electrical Engineering from Lowell Technological Institute.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
(a)	Amendments to the Articles of Incorporation

On June 6, 2006, at the 2006 Annual Meeting of Shareholders, the shareholders approved amendments to our restated articles of incorporation to effect a one-for-four reverse stock split of all outstanding and authorized shares of our common stock and to increase the authorized shares of common stock from 150,000,000 shares to 300,000,000 shares, on a pre-split basis. With both amendments effective, our authorized capital stock now consists of 75,000,000 shares of common stock, $ .01 par value, and 5,000,000 shares of preferred stock, $ .01 par value. Following the reverse split, the number of shares of common stock outstanding decreased from approximately 91.7 million shares to approximately 22.9 million shares.

We filed the articles of amendment effecting the increase in authorized shares of common stock and the one-for-four reverse stock split and filed restated articles of amendment with the Secretary of State of the State of Washington on June 6, 2006. All amendments became effective by 4:30 a.m., Pacific Time, on June 8, 2006. Our common stock began trading on a post-split basis on June 8, 2006, on the Nasdaq National Market under the symbol “CRAYD” and will resume trading under the symbol “CRAY” on July 10, 2006.

The reverse split will affect all holders of our common stock uniformly and will not affect any shareholder’s percentage ownership interest in us, except to the extent that the reverse split will result in any holder of our common stock receiving cash in lieu of fractional shares. As no scrip or fractional certificates of the common stock will be issued in connection with the reverse split, shareholders who otherwise would be entitled to receive a fractional share because they hold a number of shares of the common stock not evenly divisible by four will be entitled, upon surrender of certificate(s) representing those shares, to a cash payment in lieu of any fraction. The cash payment will be equal to the resulting fractional interest in one share of our common stock to which the shareholder would otherwise be entitled multiplied by the closing trading price of our common stock on June 7, 2006 (after giving effect to the reverse stock split), the trading day immediately preceding the effective date of the reverse stock split. The ownership of a fractional interest will not give the holder any voting, dividend or other rights except to receive the cash payment just described. The reverse split also results in adjustments to outstanding stock options, warrants, convertible notes and securities reserved for issuance pursuant to our current equity plans.

The foregoing description is qualified by reference to our articles of amendment to our Articles of Incorporation and our Restated Articles of Incorporation, as amended, filed as Exhibits 3.1, 3.2 and 3.3 hereto.

Amendments to the Bylaws
On June 7, 2006, the Board of Directors amended our Bylaws to increase the authorized number of Directors from eight to nine and to permit the issuance of uncertificated shares of stock. The Bylaws previously had no provisions relating to uncertificated shares. A copy of the Bylaws as amended is filed as Exhibit 3.4 to this Form 8-K.
Item 7.01 Regulation FD Disclosure
On June 7, 2006, we issued a press release regarding shareholder approval of proposals, including the reverse stock split, and our 2006 outlook. A copy of that press release is furnished as Exhibit 99.1 to this Form 8-K.
Item 9.01 Financial Statements and Exhibits
(d)	Exhibits
3.1	Amendment to Articles of Incorporation of Cray Inc. increasing authorized shares of common stock to 300,000,000 shares, on a pre-split basis

3.2	Amendment to Articles of Incorporation of Cray Inc. effecting a one-for four reverse stock split of all outstanding and authorized shares of Cray common stock

3.3	Restated Articles of Incorporation of Cray Inc., as in effect on June 8, 2006

3.4	Amended and Restated Bylaws of Cray Inc., as amended through June 7, 2006

10.1	Form of Director Restricted Stock Agreement

99.1	Press Release of Cray Inc., dated June 7, 2006, relating to shareholder approval of proposals, including the reverse stock split, and our 2006 outlook.
     The information in Item 7.01 of this Form 8-K and Exhibit 99.1 attached hereto are furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
June 8, 2006

Cray Inc.
By:	/s/ Kenneth W. Johnson
Kenneth W. Johnson
Senior Vice President and General Counsel

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